UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 30, 2015

Commercial Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into an Executive Employment Contract (the “Agreement”) with Mr. Scott A. Oboy, the Company’s Executive Vice President and Chief Financial Officer, on June 30, 2015. Under the terms of the Agreement, the Company will pay Mr. Oboy a base salary of $162,761. Mr. Oboy will receive an automobile expense allowance of $700 per month. For mileage driven to perform his duties under the Agreement, he will also receive one-half (1/2) of the standard mileage rate established by the Internal Revenue Service. He will be eligible to participate in all compensation plans and arrangements that are available to directors and senior executive officers of the Company and Bank and shall be eligible to participate in the retirement and welfare benefit plans made available to the employees of the Company and Bank in general. The Agreement also provides for certain payments to Mr. Oboy in connection with his “termination after a change in control” (as defined in the Agreement).   The aggregate amount of the payments to Mr. Oboy under the Agreement following a change in control is 2.00 times his then current annual base salary less certain items paid or payable by the Company to Mr. Oboy as indicated in the Agreement. In addition, the Agreement also provides for reimbursement for health coverage for a period of up to 24 months following Mr. Oboy’s termination after a change in control. The term of the Agreement is two years. Thereafter, it shall automatically extend from year to year for additional one-year periods ending on the anniversary of the expiration of the original term of the Agreement, unless either party gives prior written notice to the other party of an intention not to extend. A copy of the Agreement is attached hereto as Exhibit 10.1.

In addition to term-life coverage equal to one and one-half times Mr. Oboy’s annual base salary generally provided for under the terms of the Agreement, the Agreement also incorporates in its entirety the Commercial Savings Bank Endorsement Split Dollar Life Insurance Agreement (the “Split Dollar Agreement”) between the Company’s wholly-owned subsidiary, Commercial Savings Bank, and Scott Oboy, entered into on June 30, 2015 and a copy of which is attached as Exhibit A to the Agreement. Under the terms of the Split Dollar Agreement, Mr. Oboy’s designated beneficiary is entitled to receive a death benefit from certain life insurance policies equal to three times Mr. Oboy’s annualized base salary, as calculated thereunder. The policies are owned by the Bank on the life of Mr. Oboy, and the Bank maintains responsibility for the payment of all premiums with respect to such policies. The Split Dollar Agreement stipulates that the death benefit will be forfeited in situations where the insurer is unable or refuses to pay the death benefit, the Policy is cancelled, or the Executive is terminated by the Bank for cause or is subject to a final removal order issued by a federal bank regulatory agency. The Bank shall remain the beneficiary of any available surplus death benefit following the requisite payments to Mr. Oboy’s designated beneficiary.

These summaries are qualified in their entirety by reference to the complete text of the Agreement, including Exhibit A thereto, that is attached as Exhibit 10.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit
Number	Exhibit Description

10.1	Executive Employment Contract between the Company and Scott A. Oboy, dated June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc.
(Registrant)

Date:	July 6, 2015	/s/ David J. Browne
David J. Browne, Corporate Secretary